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                                                                    Exhibit 4.2


                             SUPPLEMENTAL INDENTURE

           This Supplemental Indenture, dated as of October 19, 1999 (this "Supplemental Indenture" or "Guarantee"), among the parties listed on Exhibit A hereto (the "Guarantors"), Day International Group, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee") under the Indenture referred to below.


                              W I T N E S S E T H:

           WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of March 18, 1998 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $115.0 million of 9 1/2% Senior Subordinated Notes due 2008 of the Company (the "Securities");

           WHEREAS, Section 4.12 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

           WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

           NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

           SECTION 1.1 DEFINED TERMS. As used in this Guarantee, terms defined in the Indenture or in the preamble or recitals hereto, are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this








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Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                                    Guarantee
                                    ---------

           SECTION 2.1 GUARANTEE. The Guarantors hereby fully, unconditionally and irrevocable guarantee, as primary obligors and not merely as sureties, jointly and severally with each other Note Guarantor, to each Holder of the Securities (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of principal of and interest on the Securities and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantors further agree (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from them, and that they will remain bound under this Article II notwithstanding any extension or renewal of any Obligation.

           To the extent permitted by applicable law, (i) the Guarantors waive presentation to, demand of payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment, (ii) the Guarantors waive notice of any default under the Securities or the Obligations and (iii) the Obligations of the Guarantors hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; or
(d) the failure of any Holder to exercise any right or remedy against any other Guarantor of the Obligations.

           The Guarantors further agree that their Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and, to the extent permitted by applicable law, waive any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

           Except as otherwise provided herein or under applicable law, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason





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of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the obligations of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

           The Guarantors further agree that, subject to Section 2.2(b) hereof, their Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

           In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee or the Holders of a majority in principal amount of the then outstanding Securities (the "Majority Securityholders"), forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid principal amount of such Obligations then due and owing, (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders then due and owing.

           The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guarantied hereby until payment in full of all Obligations. The Guarantors further agree (to the extent permitted by applicable law) that, as between such Guarantors, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guarantied hereby may be accelerated for the purposes of such Guarantors' Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guarantied hereby, and (y) in the event of any declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantors for the purposes of this Section.







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           The Guarantors also agree to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

           SECTION 2.2 LIMITATION ON LIABILITY; TERMINATION, RELEASE AND DISCHARGE. (a) Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Obligations guarantied hereunder by the Guarantors shall not exceed the maximum amount that can be hereby guarantied without rendering this Guarantee, as it relates to such Guarantors, voidable under applicable law, including without limitation applicable law relating to fraudulent conveyance or fraudulent transfer or affecting the rights or remedies of creditors generally.

           (b) This Guarantee shall terminate and be of no further force or effect, and the Guarantors shall automatically and unconditionally be released and discharged from all liabilities and obligations in respect hereof, upon (w) payment in full of the principal amount of all outstanding Securities (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other monetary Obligations then due and owing, (x) the merger or consolidation of any Guarantor with and into the Company or another Note Guarantor that is the surviving Person in such merger or consolidation, or
(y) the exercise by the Company of its legal defeasance option or its covenant defeasance option, or (z) the sale or other transfer (i) by any Guarantor of all or substantially all of its assets or (ii) by the Company or a Restricted Subsidiary of all of the capital stock or other equity interests in any such Guarantor held by the Company or such Restricted Subsidiary, to a Person that is not an Affiliate of the Company; provided however, that, in the case of this clause (z), (1) any such sale or transfer is made in accordance with the terms of the Indenture (including Section 4.6 thereof), and (2) all obligations of any such Guarantor under, and all of its guarantees of, and all of its pledges of assets or other security interests which secure, any Bank Indebtedness of the Company shall also terminate upon such release, sale or transfer (other than with respect to any such Indebtedness that is assumed by any Person that is not an Affiliate of the Company). Upon notice to the Trustee that any such payment, merger, consolidation, exercise, sale or transfer has occurred or is occurring, the Trustee shall execute all agreements and instruments confirming and acknowledging such termination, release and discharge as may be reasonably requested by any Guarantor, and the Trustee shall return the original Guarantee to any such Guarantor.





                                   ARTICLE III

                                  Subordination
                                  -------------

           SECTION 3.1 SUBORDINATION. The Guarantors agree, and each Securityholder by accepting a Security agrees, that (a) the obligations of the Guarantors under this


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Guarantee are subordinated in right of payment to the prior payment in full
(when due) of all existing and future Guarantor Senior Indebtedness of the Guarantors, including without limitation any Guarantee by the Guarantors of the Bank Indebtedness or of any Senior Indebtedness of the Company or of any Guarantor Senior Indebtedness of any other Note Guarantors, to the extent and in the matter provided in Article 10 of the Indenture (as if the Guarantors were the Company for purposes of such Article 10 and all defined terms used therein, and the Guarantor Senior Indebtedness of the Guarantors were Senior Indebtedness), and this Guarantee is made subject to such provisions (which are hereby incorporated herein by reference), and (b) such subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness of the Guarantors.

                                   ARTICLE IV

                                  Miscellaneous
                                  -------------

           SECTION 4.1 NOTICES. All notices and other communications pertaining to this Guarantee or any Security shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid (a) if to the Guarantors, at their addresses set forth below, with a copy to the Company as provided in the Indenture for notices to the Company, and (b) if to the Holders or the Trustee, as provided in the Indenture. Each Guarantor by notice to the Trustee may designate additional or different addresses for subsequent notices to or communications with such Guarantor.

           SECTION 4.2 PARTIES. Nothing expressed or mentioned in this Guarantee is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee and the holders of any Guarantor Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect of this Guarantee or any provision herein contained.

           SECTION 4.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


           SECTION 4.4 SEVERABILITY CLAUSE. In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.


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           SECTION 4.5 WAIVERS AND REMEDIES. Neither a failure nor a delay on the part of the Holders or the Trustee in exercising any right, power or privilege under this Guarantee shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holders and the Trustee herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Guarantee or at law, in equity, by statute or otherwise.

           SECTION 4.6 SUCCESSORS AND ASSIGNS. Subject to Section 2.2(b) hereof,
(a) this Guarantee shall be binding upon and inure to the benefit of the Guarantors, the Trustee, any other parties hereto, the Holders and their respective successors and assigns and (b) in the event of any transfer or assignment of rights by any Holder, the rights and privileges conferred upon that party in this Guarantee and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Guarantee and the Indenture.

           SECTION 4.7 MODIFICATION, ETC. Subject to the provisions of, and except as otherwise provided in, Article 9 of the Indenture (including without limitation Section 9.1 thereof), no modification, amendment or waiver of any provision of this Guarantee, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and consented to by the Majority Securityholders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given. No notice to or demand on the Guarantors in any case shall entitle such Guarantors or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.

           SECTION 4.8 ENTIRE AGREEMENT. This Guarantee is intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and, together with the Indenture, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           SECTION 4.9 RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

           SECTION 4.10 COUNTERPARTS. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.




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           SECTION 4.11 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.







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           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                           VARNCO HOLDINGS INC.


                                               By:

                                                      /s/ David B. Freimuth
                                                     --------------------------
                                                     Name: David B. Freimuth
                                                     Title: Treasurer
                                                     Address:


                                           VARN PRODUCTS CO., INC.


                                               By:

                                                      /s/ David B. Freimuth
                                                     --------------------------
                                                     Name: David B. Freimuth
                                                     Title: Treasurer
                                                     Address:

                                           JV TEX REALTY CORP.


                                              By:

                                                      /s/ David B. Freimuth
                                                     --------------------------
                                                     Name: David B. Freimuth
                                                     Title: Treasurer
                                                     Address:


                                           VARN PRODUCTS CO., INC.


                                              By:

                                                      /s/ David B. Freimuth
                                                     --------------------------
                                                     Name: David B. Freimuth
                                                     Title: Treasurer
                                                     Address:


                                           VARN PRODUCTS CO., INC.


                                              By:

                                                      /s/ David B. Freimuth
                                                     --------------------------
                                                     Name: David B. Freimuth
                                                     Title: Treasurer
                                                     Address:

                                 VARN AEGIS INC.


                                     By:

                                            /s/ David B. Freimuth
                                           --------------------------
                                           Name: David B. Freimuth
                                           Title: Treasurer
                                           Address:


                                 GRAPH TECH, INC.


                                     By:

                                            /s/ David B. Freimuth
                                           --------------------------
                                           Name: David B. Freimuth
                                           Title: Treasurer
                                           Address:


                                 JV ILL REALTY CORP.


                                     By:

                                           /s/ David B. Freimuth
                                           --------------------------
                                           Name: David B. Freimuth
                                           Title: Treasurer
                                           Address:

                                 VARN ACQUISITION I, INC.

                                       By:


                                              /s/ David B. Freimuth
                                             --------------------------
                                             Name: David B. Freimuth
                                             Title: Treasurer
                                             Address:


                                 VARN ACQUISITION II, INC.


                                       By:

                                              /s/ David B. Freimuth
                                             --------------------------
                                             Name: David B. Freimuth
                                             Title: Treasurer
                                             Address:


                                 VARN ACQUISITION III, INC.


                                       By:

                                              /s/ David B. Freimuth
                                             --------------------------
                                             Name: David B. Freimuth
                                             Title: Treasurer
                                             Address:

                                           VARN OHIO ACQUISITION, INC.


                                               By:

                                                      /s/ David B. Freimuth
                                                     --------------------------
                                                     Name: David B. Freimuth
                                                     Title: Treasurer
                                                     Address:


                                           DAY INTERNATIONAL FINANCE, INC.


                                               By:

                                                      /s/ David B. Freimuth
                                                      --------------------------
                                                     Name: David B. Freimuth
                                                     Title: Treasurer
                                                     Address:



                                           DAY INTERNATIONAL GROUP, INC.


                                               By:

                                                      /s/ David B. Freimuth
                                                     --------------------------
                                                     Name: David B. Freimuth
                                                     Title: Vice President
                                                     Address:













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                                  THE BANK OF NEW YORK, AS TRUSTEE


                                       By:

                                            /s/ Van K. Brown
                                            --------------------------
                                            Name: Van K. Brown
                                            Title: Assistant Vice President
                                            Address:

                                                EXHIBIT A
                                                GUARANTORS


VARNCO HOLDINGS INC.

VARN PRODUCTS CO, INC.

JV TEX REALTY CORP.

VARN PRODUCTS COMPANY, INC.

VARN PRODUCTS COMPANY, INC.

VARN AEGIS INC.

GRAPH TECH, INC.

JV ILL REALTY CORP.

VARN ACQUISITION I, INC.

VARN ACQUISITION II, INC.

VARN ACQUISITION III, INC.

VARN OHIO ACQUISITION, INC.

DAY INTERNATIONAL FINANCE, INC.